Exhibit 10.25

CONFIDENTIAL

November 2, 2020

Castle Creek Biosciences, LLC

405 Eagleview Blvd

Exton, PA 19341

Attention:	John Maslowski, CEO Pat Morris, General Counsel, Paragon Biosciences

Dear John and Pat:

This letter (the “Agreement”) will confirm our understanding that Paragon Health Capital, LLC (“PHC”) has been hired to serve as the financial advisor to Castle Creek Biosciences, LLC and/or its affiliates, subsidiaries or related companies that exist today or which may be created by you (“CCB” or the “Company”). This Agreement supersedes all prior agreements with CCB.

1. Services. In its capacity as financial advisor, PHC’s primary objectives may include providing strategic, tactical and/or financial advisory services relating to one or more acquisitions, debt financings, equity financings, initial public offering and/or sale transactions (referred to hereinafter, individually or collectively, as a “Transaction”).

2. Fees. CCB agrees to pay to PHC as compensation for its services under this engagement the following fees:

(i)	Upfront Retainer and Monthly Fees. PHC shall waive its customary upfront cash retainer and monthly fees.

(ii)

Transaction Fees. In the event of a Transaction, including an equity financing (other than an initial public offering), sale, merger, acquisition, debt financing, and/or other type of Transaction where consideration (defined below in 2(iv)) is conveyed to or by the Company (or any of its security holders, creditors, shareholders and/or other constituents), the Company shall pay to PHC a fee for each transaction (a “Transaction Fee”) determined as follows:

(A)	For consideration from new investors or purchasers:

a.	4.0% of consideration up to and including $50.0 million; plus

b.	2.5% of consideration in excess of $50.0 million up to and including $250.0 million; plus

c.	1.0% of consideration in excess of $250.0 million.

Plus:

(B)

For consideration from existing investors or purchasers or their affiliated entities (including (i) Jeffrey S. Aronin, Marshman Fund Trust I, Marshman Fund Trust II, or other related or affiliated parties, and (ii) with respect to Valor Equity Partners and Fidelity, their various investing entities) at the time of a Transaction:

Castle Creek Biosciences, LLC

November 2, 2020

a.	2.0% of consideration up to and including $50.0 million; plus

b.	1.25% of consideration in excess of $50.0 million up to and including $250.0 million; plus

c.	0.5% of consideration in excess of $250.0 million.

Consideration shall be calculated based on the aggregate consideration paid irrespective of the number of Transactions or tranches of Transactions.

(iii)	Notwithstanding the provisions set forth above, any Transaction Fee paid to PHC pursuant to Section 2(ii), with respect to a Transaction shall be subject to a minimum amount of $1.5 million.

(iv)

“Consideration” shall mean the total value of all cash, securities, repurchase or buy-out of any stock options, warrants, property and any other consideration paid or payable, directly or indirectly, in connection with a Transaction, including, without limitation, consideration paid or payable to, or for the benefit of, the Company or to any security holder of the Company, including any consideration held in escrow, future payments which are contingent upon the performance of the Company or any successor to the Company, and any dividends or distributions paid to the holders of the Company’s equity securities after the date hereof, other than usual recurring cash dividends in amounts materially greater than currently paid, or any other consideration paid or payable, directly or indirectly, in connection with a Transaction. Any consideration held pursuant to an escrow account established before or in connection with the consummation of a Transaction shall be deemed Consideration hereunder irrespective of whether such consideration is being held in escrow to satisfy future claims. If the Transaction provides for the transfer of only a portion of the assets or business of the Company and the retention of other assets relating to such entity or business, including, but not limited to, cash, cash equivalents, securities, investments, inventories or receivables, such retained assets shall be deemed to be part of the Consideration received in connection with such a Transaction. If the Transaction provides for the transfer of only a portion of the capital stock or comparable equity interests of the Company, then the value of the capital stock or equity interests not transferred shall also be deemed to be a part of the Consideration, and the value thereof shall be based on the same value per share or other unit as used in the Transaction.

All Transaction Fees shall be paid in cash by wire transfer at the time of closing each Transaction, and all fees shall be deemed fully earned when paid. PHC may elect, in its sole discretion, to receive any portion of its cash fees in securities of the Company (at the same valuation and terms of any third-party investor).

3. Expense Reimbursement. Regardless of whether a Transaction is proposed or completed, and in addition to the compensation described in paragraph 2, the Company shall regularly, and immediately upon request, reimburse PHC for all reasonable expenses (including any travel expenses, information services and reasonable fees and disbursements of legal counsel if appropriate) incurred in the performance of this engagement.

Paragon Health Capital, LLC

330 N. Wabash Ave., Suite 3500

Chicago, Illinois 60611

Castle Creek Biosciences, LLC

November 2, 2020

4. Information Disclosure. The Company will furnish, or cause to be furnished, such information as PHC believes appropriate to its engagement hereunder (the “Information”), and the Company represents that all such Information will be accurate and complete in all material respects to the best of its knowledge. PHC may rely on the accuracy and completeness of the Information without independent verification.

5. No Fiduciary Responsibilities. It is specifically understood that the Company’s decision-makers will not base its decisions regarding whether and how to pursue any Transaction solely on PHC’s advice, but will also consider the advice of the Company’s other advisors and such other factors which they consider appropriate. PHC, as an independent contractor under this letter agreement, shall not assume the responsibilities of a fiduciary to the Company or its stockholders in connection with the performance of PHC’s services hereunder.

6. Indemnification. The Company and PHC agree to the provisions with respect to the Company’s indemnity of PHC and other matters set forth in Schedule I, the terms of which are incorporated herein in their entirety. Schedule I is an integral part of this letter agreement and shall survive any termination or expiration of this letter agreement.

7. Termination Any Time. PHC’s engagement hereunder may be terminated at any time by either PHC or the Company, it being understood that upon termination, this letter agreement shall have no further force or effect, except that any termination of PHC’s engagement hereunder for any reason shall not affect the Company’s obligations to pay to PHC fees accruing prior to such termination, to provide indemnification as provided in Schedule I hereto, and to reimburse expenses as set forth herein. In addition, provisions relating to the status of PHC as an independent contractor, the limitation on to whom PHC shall owe any duties, governing law, choice of forum, successors and assigns, and the waiver of the right to trial by jury shall survive any termination of this letter agreement. If the Company terminates this letter agreement, and within 24 months following the termination of this letter agreement the Company signs a definitive agreement with respect to a Transaction, PHC shall, at the time of the consummation of such Transaction, be entitled to its full fees as set forth in this letter agreement, unless PHC elects, in its sole discretion, to waive this provision.

8. Written Consent; No Impairment. This letter agreement, Schedule I and any rights, duties or obligations hereunder may not be waived, amended, modified or assigned, in any way, in whole or in part, including by operation of law, without the prior written consent of, and shall inure to the benefit of and be binding upon the successors, assigns and personal representatives of, each of the parties hereto. In case any provision of this letter agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this letter agreement shall not in any way be affected or impaired thereby.

9. Registered Broker-Dealer With FINRA. The Company acknowledges that PHC is a member of the Financial Regulatory Authority, Inc. (“FINRA”). Notwithstanding anything to the contrary in this agreement, PHC shall maintain full rights to ensure compliance with all applicable laws, rules and regulations including those set forth by FINRA and the Securities and Exchange Commission. The Company also acknowledges that emails, electronic communications and correspondences through the systems of PHC are subject to being archived, reviewed and monitored in accordance with PHC’s policies, applicable laws, rules and regulations.

Paragon Health Capital, LLC

330 N. Wabash Ave., Suite 3500

Chicago, Illinois 60611

Castle Creek Biosciences, LLC

November 2, 2020

10. Confidentiality. PHC agrees that all information it receives from the Company will be treated as strictly confidential unless the information is publicly available, and shall only be used by PHC for the purposes set forth herein.

11. Governance. This letter agreement supersedes any prior agreements, if any, made by and among the Company and its affiliates and PHC. This letter agreement and any claim or dispute of any kind or nature whatsoever arising out of, or relating to, this letter agreement or PHC’s engagement hereunder, directly or indirectly (including any claim concerning advice provided pursuant to this letter agreement), shall be governed by and construed in accordance with the laws of the State of Illinois. Any rights to trial by jury with respect to any claim, action or proceeding, directly or indirectly, arising out of, or relating to, this letter agreement or PHC’s engagement hereunder are waived by PHC and the Company.

We are pleased to accept this engagement and look forward to working with the Company. Please confirm that the foregoing is in accordance with your understanding by countersigning signing and returning this letter, or a scanned or duplicate copy, by any means of transmission, which shall thereupon constitute a binding agreement.

Paragon Health Capital, LLC

330 N. Wabash Ave., Suite 3500

Chicago, Illinois 60611

Castle Creek Biosciences, LLC

November 2, 2020

Sincerely,

PARAGON HEALTH CAPITAL, LLC

/s/ Kerensa Jimenez
By:	Ms. Kerensa Jimenez
Title:	CEO

Accepted and Agreed to as of the date first written above:

CASTLE CREEK BIOSCIENCES, LLC

/s/ John Maslowski
By:	Mr. John Maslowski
Title:	CEO

Paragon Health Capital, LLC

330 N. Wabash Ave., Suite 3500

Chicago, Illinois 60611

Castle Creek Biosciences, LLC

November 2, 2020

Schedule I - Indemnification Agreement

In connection with PHC’s engagement to advise and to assist the Company pursuant to the Agreement dated November 2, 2020, to which Schedule I is attached, the Company and its owners agree to indemnify PHC, any controlling person of PHC and each of their respective directors, officers, employees, agents, affiliates, and representatives (each, an “Indemnified Party”) and hold each of them harmless against any and all losses, claims, damages, expenses, liabilities, joint or several (collectively, “Liabilities”) to which the Indemnified Parties may become liable, directly or indirectly, arising out of, or relating to, the letter agreement to which this Schedule I is attached (the “Letter Agreement”). The Company further agrees to reimburse each Indemnified Party immediately upon request for all expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with the investigation of, preparation for, defense of, or providing evidence in, any action, claim, suit, proceeding or investigation, directly or indirectly, arising out of, or relating to, the Letter Agreement or PHC’s services thereunder, whether or not pending or threatened and whether or not any Indemnified Party is a party to such proceeding. In this regard, if any time is required of an Indemnified Party in connection with PHC’s participation in any court-related activities associated with the Company, PHC shall receive a fee of $1,000 per hour per Partner or Managing Director, $500 per hour per Principal/Vice President, and/or $250 per hour per Associate/Analyst based on the number of hours PHC’s professionals are involved with such court-related activities or in preparation for such activities. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any person asserting claims on behalf of or in right of the Company, directly or indirectly, arising out of, or relating to, the Letter Agreement or PHC’s services thereunder. Moreover, in no event, regardless of the legal theory advanced, shall any Indemnified Party be liable to the Company or any person asserting claims on behalf of or in the right of the Company for any consequential, indirect, incidental or special damages of any nature. In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company or any affiliate of the Company, or otherwise relating to this Letter Agreement, in which such Indemnified Party is not named as a defendant, the Company agrees to reimburse PHC for all expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

Promptly after receipt by an Indemnified Party of notice of any complaint or the commencement of any action, proceeding or investigation in respect of which a claim hereunder for indemnity, reimbursement or hold harmless may be sought as provided above, the Indemnified Party will notify the Company in writing of such complaint or of the commencement of such action, proceeding or investigation. The Company shall select legal counsel to represent the Indemnified Party in such action, which may include counsel for the Company, unless such counsel has a conflict of interest in representing both, in which event, the Indemnified Party shall be entitled to participate with counsel of its choice in the defense of any such action, proceeding or investigation described in the preceding paragraphs, provided such counsel is reasonably satisfactory to the Company, and provided further, that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any action, proceeding or investigation in the same jurisdiction. The Company shall not be liable for any settlement of any action, proceeding or investigation effected without its written consent, which shall not be unreasonably withheld.

The Company agrees that, without PHC’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any claim, action, suit, proceeding or investigation in respect of which indemnification could be sought hereunder (whether or not PHC or any other Indemnified Party is an actual or potential party to such claim, action, suit, proceeding or

Paragon Health Capital, LLC

330 N. Wabash Ave., Suite 3500

Chicago, Illinois 60611

Castle Creek Biosciences, LLC

November 2, 2020

investigation), unless (a) such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from any liabilities arising out of such claim action, suit, proceeding or investigation and (b) the parties agree that the terms of such settlement shall remain confidential.

The Company and PHC agree that if any indemnification or reimbursement sought pursuant to the first paragraph of this Schedule I is for any reason unavailable or insufficient to hold any Indemnified Party harmless (except by reason of the gross negligence or willful misconduct of the Indemnified Party) then, whether or not PHC is the person entitled to indemnification or reimbursement, the Company and PHC shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect (a) the relative benefits to the Company on the one hand and PHC on the other hand, in connection with the transaction to which such indemnification or reimbursement relates or (b) if the allocation provided by clause (a) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (a), but also the relative fault of the parties as well as any other relevant equitable considerations, provided, however, that in no event shall the amount to be contributed by PHC exceed the fees actually received by PHC under the Letter Agreement. The Company agrees that, for the purposes of this paragraph, the relative benefits to the Company and PHC of the contemplated transaction (whether or not such transaction is consummated) shall be deemed to be in the same proportion that the aggregate consideration payable, exchangeable or transferable (or contemplated to be payable, exchangeable or transferable) in such transaction bears to the fees paid or payable to PHC as financial advisor under the Letter Agreement.

The rights of the Indemnified Parties referred to above shall be in addition to any rights that any Indemnified Party may otherwise have; and shall remain in full force and effect regardless of the expiration or any termination of PHC’s engagement.

Paragon Health Capital, LLC

330 N. Wabash Ave., Suite 3500

Chicago, Illinois 60611